UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 27, 2013, CommonWealth REIT, or the Company, priced an underwritten public offering of 30,000,000 common shares of beneficial interest, or the Equity Offering.  The Company expects to issue and deliver these shares on or about March 5, 2013.  The public offering price was $19.00 per share.  The Company also granted the underwriters a 30-day option to purchase up to an additional 4,500,000 common shares.

In addition, as previously disclosed in the Company’s Current Report on Form 8-K dated February 25, 2013, on February 25, 2013, the Company commenced a tender offer, or the Tender Offer, to purchase for cash up to $450.0 million of its outstanding 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016, subject to the terms and conditions set forth in the offer to purchase and letter of transmittal related to the Tender Offer.

The Company expects to use the $545.3 million of net proceeds of the Equity Offering (after deducting estimated offering expenses and underwriters’ discounts), or the Equity Offering Proceeds, along with cash on hand or borrowings from its revolving credit facility, to purchase the notes pursuant to the Tender Offer. The successful completion of the Equity Offering is an express condition to the Company’s obligation to purchase notes tendered pursuant to the Tender Offer, but the completion of the Tender Offer is not a condition to the sale of the common shares in the Equity Offering.  If the Tender Offer is terminated for any reason, or if any proceeds remain after being applied to the Tender Offer, the Company intends to use such remaining Equity Offering Proceeds to reduce amounts outstanding under the Company’s revolving credit facility and for general business purposes.  Pending such applications, the Company may invest the net proceeds of this offering in short term investments, some or all of which may not be investment grade rated. In addition, in lieu of direct application of net proceeds of the Equity Offering to fund the purchase price of notes purchased in the Tender Offer, the Company may first apply such net proceeds to reduce amounts outstanding under its revolving credit facility pending the completion of the Tender Offer and then reborrow such amounts under its revolving credit facility to fund such purchase price.  This Current Report on Form 8-K is not an offer to buy or solicitation of an offer to sell any of the notes subject to the Tender Offer.

A prospectus supplement relating to the common shares to be offered pursuant to the Equity Offering will be filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•                                          THIS REPORT STATES THAT THE COMPANY EXPECTS TO ISSUE AND DELIVER THE COMMON SHARES ON OR ABOUT MARCH 5, 2013.  IN FACT, THE ISSUANCE AND DELIVERY OF THESE SHARES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES.  IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT CLOSE.  IN ADDITION, ON FEBRUARY 27, 2013, CORVEX MANAGEMENT, LP, OR CORVEX, AND RELATED FUND MANAGEMENT, LLC, OR RELATED,

FILED A COMPLAINT IN THE CIRCUIT COURT OF BALTIMORE CITY, MARYLAND SEEKING TO ENJOIN THE COMPANY AND ITS BOARD OF TRUSTEES FROM IMPLEMENTING THE EQUITY OFFERING AND RESCINDING THE EQUITY OFFERING SHOULD IT BE COMPLETED. THERE CAN BE NO ASSURANCE THAT THE EQUITY OFFERING WILL BE CONSUMMATED, THAT IT WILL NOT BE DELAYED OR THAT THE TERMS WILL NOT CHANGE.

•                                          THIS REPORT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL 4,500,000 COMMON SHARES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, THE COMPANY DOES NOT KNOW WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

•                                          THE COMPANY MAY CHANGE THE TERMS OF THE TENDER OFFER, THE COMPANY MAY NOT SUCCESSFULLY COMPLETE THE TENDER OFFER IN ACCORDANCE WITH ITS TERMS, OR AT ALL, AND THE COMPANY CANNOT ASSURE YOU THAT A SIGNIFICANT PRINCIPAL AMOUNT OF THE NOTES WILL BE TENDERED AND CANCELLED PURSUANT TO THE TENDER OFFER.

FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

1.1

Purchase Agreement, dated as of February 27, 2013, among the Company and the underwriters named therein, pertaining to the sale of up to 34,500,000 of the Company’s common shares of beneficial interest.

5.1	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP as to tax matters.

23.1	Consent of Venable LLP (contained in Exhibit 5.1).

23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  February 28, 2013